For Period ended 7/31/2010                                     Series         27
File Number 811-7852

Sub-Item 77Q1(e): Exhibits
--------------------------------------------------------------------------------

The text of the amendments described in the answers to sub-item 77Q1 referring to amended investment advisory contracts shall hereby be incorporated by reference. Please refer to the Registration Statement Filing #54 on Form N-1A dated July 28, 2010 for USAA Mutual Funds Trust.